Exhibit A

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendment thereto) with respect to the Ordinary Shares of ASE Test Limited and further agree that this agreement be included as an exhibit to such filing. In evidence thereof, each of the undersigned hereby executed this Agreement on February 13, 2004.

J&R HOLDING LIMITED

By:	/s/ JOSEPH TUNG
	Name:	JOSEPH TUNG
	Title:	Director

ASE HOLDING LIMITED

By:	/s/ JOSEPH TUNG
	Name:	JOSEPH TUNG
	Title:	Director

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

By:	/s/ JOSEPH TUNG
	Name:	JOSEPH TUNG
	Title:	Director

ASE ENTERPRISES LIMITED

By:	/s/ JASON C.S. CHANG
	Name:	JASON C.S. CHANG
	Title:	Director

AINTREE LIMITED

By:	/s/ JASON C.S. CHANG
	Name:	JASON C.S. CHANG
	Title:	Director

By:	/s/ JASON C.S. CHANG
	Name:	JASON C.S. CHANG